Exhibit 10.6
AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
THIS AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Agreement”) is entered into as of the 7th day of July, 2009, by and among (a) REAL MEX RESTAURANTS, INC., formerly known as Acapulco Acquisition Corp., a Delaware corporation (“Real Mex”), ACAPULCO RESTAURANTS, INC., a Delaware corporation (“ARI”), EL TORITO FRANCHISING COMPANY, a Delaware corporation (“ETFI”), EL TORITO RESTAURANTS, INC., a Delaware corporation (“ETRI”), TARV, INC., a California corporation (“TARV”), ACAPULCO RESTAURANT OF VENTURA, INC., a California corporation (“ARV”), ACAPULCO RESTAURANT OF WESTWOOD, INC., a California corporation (“ARW”), ACAPULCO MARK CORP., a Delaware corporation (“AMC”), MURRAY PACIFIC, a California corporation (“MP”), ALA DESIGN, INC., a California corporation (“ALAD”), REAL MEX FOODS, INC., formerly known as ALA Foods, Inc., a California corporation (“RMF”), ACAPULCO RESTAURANT OF DOWNEY, INC., a California corporation (“ARD”), ACAPULCO RESTAURANT OF MORENO VALLEY, INC., a California corporation (“AMV”), EL PASO CANTINA, INC., a California corporation (“EPC”), CKR ACQUISITION CORP., a Delaware corporation (“CKR”), CHEVYS RESTAURANTS, LLC, a Delaware limited liability company (“Chevys”; and collectively with Real Mex, ARI, ETFI, ETRI, TARV, ARV, ARW, AMC, MP, ALAD, RMF, ARD, AMV, EPC and CKR, the “Borrowers”), (b) the lending institutions party hereto as Lenders, and (c) GENERAL ELECTRIC CAPITAL CORPORATION as agent and administrative agent (the “Agent”) for itself and such lending institutions.
RECITALS
WHEREAS, the Borrowers, Lenders, and Agent entered into a Second Amended and Restated Revolving Credit Agreement, dated as of January 29, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement);
WHEREAS, substantially contemporaneously with the execution and delivery of this Agreement, the Agent, Credit Suisse, Cayman Islands Branch, as administrative agent under the Unsecured Term Loan Documents, Cocina, KKR Financial CLO 2005-2, Ltd., the Parent and the Borrowers are entering into a waiver and amendment no. 2 to the subordination and intercreditor agreement (the “Intercreditor Agreement (Unsecured Term Loan) Amendment”);
WHEREAS, Borrowers have requested that the Agent and the Lenders amend certain provisions of the Credit Agreement, consent to the execution and delivery of the Intercreditor Agreement (Unsecured Term Loan) Amendment and the 2009 Intercreditor Agreement (2009 Senior Secured Debt) and the performance of each of the transactions contemplated thereby, all as set forth in this Agreement; and
WHEREAS, the Agent and Lenders agree to such amendments and consents upon the terms and subject to conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual agreements set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Definitions in Credit Agreement; etc. Unless otherwise defined herein, terms defined in or by reference to the Credit Agreement (as from time to time amended) are used herein as therein defined.
2. Consents. Notwithstanding anything in the Credit Agreement or any other Loan Document to the contrary,
(a) the Lenders hereby consent to the execution, delivery and performance of the Intercreditor Agreement (Unsecured Term Loan) Amendment and the 2009 Intercreditor Agreement (2009 Senior Secured Debt) and the transactions contemplated thereby and authorize, direct and instruct the Agent to enter into the Intercreditor Agreement (Unsecured Term Loan) Amendment, the 2009 Intercreditor Agreement (Parent Debt) and the 2009 Intercreditor Agreement (2009 Senior Secured Debt); and
(b) the Agent and the Lenders hereby consent to the discharge of the 2004 Indenture and to the 2004 Indenture ceasing to be of further effect as to all Notes issued thereunder pursuant to Section 12.01(1)(b) of the 2004 Indenture; provided, however, that if the 2009 Indenture Effective Time (as such term is defined in Section 3(d) of this Agreement below) does not occur on or prior to July 31, 2009, the consents set forth in this Section 2(b) shall become null and void and of no further force or effect at 11:59 p.m. (Chicago time) on July 31, 2009.
3. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 4 of this Agreement, the following amendments to the Credit Agreement shall become effective; provided, however, that if the 2009 Indenture Effective Time (as such term is defined in Section 3(d) of this Agreement below) does not occur on or prior to July 31, 2009, the amendments set forth in this Section 3 shall become null and void and of no further force or effect at 11:59 p.m. (Chicago time) on July 31, 2009:
(a) §1.1 of the Credit Agreement is amended by amending and restating the following definitions to read in their entirety as follows:
Applicable Margin. For the period commencing on March 31, 2008 through the date immediately preceding the Amendment No. 3 Effective Date, the Applicable Margin with respect to Revolving Credit Loans that are Base Rate Loans shall be 1.25% and the Applicable Margin with respect to Revolving Credit Loans that are Eurodollar Rate Loans shall be 2.75%. For the period commencing on the Amendment No. 3 Effective Date through the date immediately preceding the 2009 Indenture Effective Time, the Applicable Margin with respect to Revolving Credit Loans that are Base Rate Loans shall be 4.17% and the Applicable Margin with respect to Revolving Credit Loans that are Eurodollar Rate Loans shall be 5.67%. On the 2009 Indenture Effective Time and at all times thereafter, the Applicable Margin with respect to Revolving Credit Loans that are Base Rate Loans shall be 6.00% and the Applicable Margin with respect to Revolving Credit Loans that are Eurodollar Rate Loans shall be 7.00%.

Change of Control. At any time, the occurrence of one or more of the following events: (i) the Parent shall at any time fail to own, directly or indirectly, 100% of each class of issued and outstanding Voting Stock and economic interests of Real Mex free and clear of all liens other than Permitted Liens and, as long as such liens are subordinated to the liens of the Agent pursuant to the 2009 Intercreditor Agreement (2009 Senior Secured Debt), liens granted by Parent to secure its guaranty of the 2009 Senior Secured Debt, (ii) at all times prior to the 2009 Indenture Effective Time, any “Change of Control” under (and as defined in) the Senior Secured Debt Documents, (iii) at all times from and after the 2009 Indenture Effective Time, any “change of control” or similar event, however defined, under the 2009 Senior Secured Debt Documents, (iv) any “Change of Control” under (and as defined in) the Unsecured Term Loan Documents, (v) any “change of control” or similar event, however defined, under the 2009 Parent Debt Documents, (vi) Permitted Holders shall at any time fail to own, directly or indirectly, 50.1% of each class of issued and outstanding Voting Stock and economic interests of the Parent or (vii) Cocina and KKR and their Control Investment Affiliates shall at any time fail to own, directly or indirectly, a greater percentage of the issued and outstanding Voting Stock and economic interest of Parent than any other Person and its Control Investment Affiliates.
Collateral. All of the property, rights and interests of the Parent, the Borrowers and their Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.
Consolidated Funded Indebtedness. At any time, the sum of (a) (X) the aggregate amount of Indebtedness (including interest paid in kind) of the Borrowers and their Subsidiaries, on a consolidated basis, relating to the borrowing of money or the obtaining of credit (but not including the Maximum Drawing Amount still available under Letters of Credit or trade credit obtained in the ordinary course of business) or in respect of Capitalized Leases, other than any interest in respect thereof (but not including Indebtedness consisting of deferred tax liability) minus (Y) the amount of cash on deposit in the Excess Cash Flow Account, plus (b) without duplication, all Indebtedness of the type described in clause (a) above guaranteed by the Borrowers or any of their Subsidiaries.
Eurodollar Base Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the higher of (i) 2.00% per annum and (ii) the rate determined by the Agent to be the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London, England time) two Eurodollar Business Days prior to the first day in such Interest Period. In the event that such rate does not appear on Reuters Screen LIBOR01 Page at such time, such rate will be the rate of interest per annum, as determined by the Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits of Dollars in immediately available funds are offered at 11:00 a.m. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to the Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.

Excess Cash Flow. As such term and the component terms thereof are defined in the 2009 Indenture, as in effect as of the 2009 Indenture Effective Time.
Permitted Holders. Collectively, (a) Cocina, KKR, Canpartners and Capstone, (b) the Co-Investors, and (c) any Related Parties of (i) Cocina, KKR, Canpartners or Capstone or (ii) the Co-Investors.
Permitted Parent Debt. The 2009 Parent Debt as long as (i) all of such Indebtedness results from an assumption by the Parent from Real Mex of the portion of the Unsecured Term Loan in the same amount on or about the 2009 Indenture Effective Time, (ii) such Indebtedness is unsecured and not guaranteed by any Borrower or any Subsidiary of a Borrower, (iii) such Indebtedness is not exchangeable or convertible into any Indebtedness of the Parent or any of its Subsidiaries, (iv) such Indebtedness is subordinated to the Obligations pursuant to the 2009 Intercreditor Agreement (Parent Debt), (v) interest on such Indebtedness shall be payable only in kind, and (vi) such Indebtedness does not mature, and is not subject to mandatory repurchase, redemption or amortization, in each case prior to the 180th day after the date specified in clause (a) of the definition of the term “Revolving Credit Loan Maturity Date”.
Restricted Payments. In relation to the Borrowers, any (a) Distribution, (b) payment in respect of or purchase of any or all of the Senior Secured Debt, (c) payment in respect of or purchase of any or all of the 2009 Senior Secured Debt or (d) payment in respect of or purchase of any or all of the Unsecured Term Loan.
Revolving Credit Loan Maturity Date. The earliest to occur of (a) July 1, 2012, (b) the payment or defeasance in full of the Senior Secured Debt (other than the payment in full of the Senior Secured Debt contemplated by the definition of the term “2009 Indenture Effective Time”), (c) the payment or defeasance in full of the 2009 Senior Secured Debt, (d) the payment in full in cash of the Unsecured Term Loan or (e) the date upon which interest on the Permitted Parent Debt is required to be paid in cash pursuant to the terms thereof.
Security Documents. The Intercreditor Agreement, the 2009 Intercreditor Agreement (2009 Senior Secured Debt), the Parent Guaranty, the Parent Security Agreement, the Security Agreement, the Mortgages, the Trademark Security Agreement, the Stock Pledge Agreements, the Assignment and Agency Account Agreement, the Agency Account Agreements and all other instruments and documents, including, without limitation, Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document, in each case, as amended, restated, supplemented or otherwise modified from time to time.

Unsecured Term Loan Documents. (i) (A) at all times prior to the 2009 Indenture Effective Time, the Amended and Restated Credit Agreement, dated as of October 5, 2006 (the “Unsecured Credit Agreement”), by and among Real Mex, Parent, the lenders party thereto, Credit Suisse, Cayman Islands Branch, as administrative agent, sole book runner and sole lead arranger and (B) at all times from and after the 2009 Indenture Effective Time, the Second A&R Unsecured Credit Agreement, (ii) (A) at all times prior to the 2009 Indenture Effective Time, the Guarantee Agreement (as defined in the Unsecured Credit Agreement) and (B) at all times from and after the 2009 Indenture Effective Time, the Guarantee Agreement (as defined in the Second A&R Unsecured Credit Agreement) and (iii) (A) at all times prior to the 2009 Indenture Effective Time, the Term Notes (as defined in the Unsecured Credit Agreement) and (B) at all times from and after the 2009 Indenture Effective Time, the Term Notes (as defined in the Second A&R Unsecured Unsecured Credit Agreement), in each case as amended (to the extent permitted by §10.15) and in effect from time to time.
(b) The definition of the term “Consolidated EBITDA” in §1.1 of the Credit Agreement is amended by replacing the phrase “minus (l)” appearing therein with the phrase “plus (l) to the extent deducted in the calculation of Consolidated Pre-Tax Income and without duplication, fees and expenses incurred and paid by the Parent and/or Borrowers in connection with the closing of the Transactions in each case incurred and paid by the Parent and/or Borrowers on or before August 31, 2009, in an amount not to exceed $8,500,000 in the aggregate for all such fees and expenses, minus (m)”.
(c) The definition of the term “Interest Period” in §1.1 of the Credit Agreement is amended by deleting the word “and” after clause (d), deleting the period at end of clause (e) thereof and inserting the phrase “; and” in its place and adding new clause (f) thereto, which shall read in its entirety as follows:
“(f) from and after the 2009 Indenture Effective Time, no Revolving Credit Loan may be borrowed or continued as, or converted into, a Eurodollar Rate Loan having an Interest Period of 1, 2 or 6 months.”
(d) §1.1 of the Credit Agreement is further amended by adding thereto in the proper alphabetical order the following definitions:
Amendment No. 4 Date. July 7, 2009.
Capstone. Capstone Consulting LLC.
Capstone Engagement Letter. Engagement letter, dated as of February 27, 2009, between Holdings and Capstone, as the same may be amended, restated, supplemented or otherwise modified from time to time.
Consolidated Cash Flow. As defined in the 2009 Indenture, as in effect as of the 2009 Indenture Effective Time.
Excess Cash Flow Account. A securities account (i) which holds amounts pursuant to §9.20 hereof and from which funds may be released only in accordance with §9.20 hereof and which is otherwise acceptable to the Agent (it being agreed that having such account held at Wells Fargo Bank, National Association is acceptable to the Agent), (ii) over which the Agent has, pursuant to a control agreement acceptable to the Agent, a first priority perfected lien, and (iii) over which the collateral agent under the 2009 Senior Secured Debt Documents may have, pursuant to a control agreement acceptable to the Agent and such collateral agent, a second priority perfected lien.

Government Securities. Direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
Parent Security Agreement. The Security Agreement, dated as of the Amendment No. 4 Date, between the Parent and the Agent, and in form and substance satisfactory to the Lenders and the Agent.
Second A&R Unsecured Credit Agreement. The Second Amended and Restated Credit Agreement, dated as of the Amendment No. 4 Date, by and among Real Mex, Parent, the lenders party thereto, and the administrative agent thereunder.
Transactions. The termination of the Senior Secured Debt Documents on or about the 2009 Indenture Effective Time and transactions consummated pursuant to (i) the Amendment No. 4 to Credit Agreement, (ii) the Unsecured Term Loan Documents as in effect at the 2009 Indenture Effective Time, (iii) the 2009 Parent Debt Documents, and (iv) the 2009 Senior Secured Debt Documents.
2004 Indenture. The Indenture referenced in the definition of the term “Senior Secured Debt Documents”.
2009 Indenture. The Indenture referenced in the definition of the term “2009 Senior Secured Debt Documents”.
2009 Indenture Effective Time. The first time at which each of the following conditions has been satisfied:
(a) each of the 2009 Intercreditor Agreement (2009 Senior Secured Debt) and the 2009 Intercreditor Agreement (Parent Debt) shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders;
(b) each of the 2009 Senior Secured Debt Documents and the 2009 Parent Debt Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders;
(c) the Second A&R Unsecured Credit Agreement shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders;
(d) the Agent shall have received from the Borrowers copies, certified by a duly authorized officer of such Person to be true and complete on the 2009 Indenture Effective Time, of each of the 2009 Senior Secured Debt Documents, the 2009 Parent Debt Documents and the Second A&R Unsecured Credit Agreement;

(e) all corporate action necessary for the valid execution, delivery and performance by the Parent, Borrowers and each of their Subsidiaries of the 2009 Senior Secured Debt Documents, the 2009 Parent Debt Documents and the Second A&R Unsecured Credit Agreement to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent;
(f) the Agent shall have received evidence, reasonably satisfactory to it, of the completion by the parties to the 2009 Senior Secured Debt Documents, the 2009 Parent Debt Documents and the Second A&R Unsecured Credit Agreement of all actions to be taken prior to or concurrently with the closing of the transactions contemplated thereby pursuant to the terms thereof, including without limitation, the satisfaction or, to the extent consented to in writing by the Agent, waiver, of all conditions to closing set forth in the 2009 Senior Secured Debt Documents, the 2009 Parent Debt Documents and the Second A&R Unsecured Credit Agreement;
(g) the Agent shall have received evidence, reasonably satisfactory to it, that (i) the 2004 Indenture has been discharged and is of no further effect as to all Notes issued thereunder pursuant to Section 12.01(1)(b) of the 2004 Indenture and (ii) Real Mex has delivered Officers’ Certificate and an Opinion of Counsel (as each such term is defined in the 2004 Indenture) to the Trustee (under and as defined in the 2004 Indenture) stating that all conditions precedent to satisfaction and discharge of the 2004 Indenture under Section 12.01 thereof have been satisfied;
(h) the Agent shall have received evidence, reasonably satisfactory to it, of the assumption by Parent of the principal of the Unsecured Term Loan in an amount equal to $25,000,000 pursuant to an assignment and assumption agreement in form and substance satisfactory to the Agent (the “Assignment and Assumption Agreement”); and
(i) the Agent shall have received evidence, reasonably satisfactory to it, of the exchange of the outstanding principal of the Unsecured Term Loan in an amount equal to $15,000,000 for the outstanding principal of the 2009 Senior Secured Debt in an amount equal to $4,583,000 pursuant to an exchange agreement in form and substance satisfactory to the Agent (the “Exchange Agreement”).
2009 Intercreditor Agreement (2009 Senior Secured Debt). The Intercreditor Agreement among the collateral agent and trustee under the 2009 Senior Secured Debt Documents, and the Agent, dated as of the date on which the 2009 Indenture Effective Time occurs, pursuant to which, among other things, the liens securing the 2009 Senior Secured Debt are subordinated to the liens securing the Obligations.

2009 Intercreditor Agreement (Parent Debt). The Subordination and Intercreditor Agreement among the Parent, the administrative agent under the 2009 Parent Debt Documents, and the Agent, dated as of the date on which the 2009 Indenture Effective Time occurs, pursuant to which, among other things, 2009 Parent Debt and other obligations incurred pursuant to or evidenced by the 2009 Parent Debt Documents are subordinated to the Obligations.
2009 Unsecured Term Loan Subordination Agreement (Senior Secured Debt). Subordination and Intercreditor Agreement dated as of July 7, 2009 by and among Credit Suisse, Cayman Islands Branch, as subordinated agent, Cocina and KKR Financial CLO 2005-2, Ltd., as subordinated creditors, Holding (as defined therein), Opco (as defined therein), the Listed Obligors (as defined therein) party thereto and the trustee for the holders of the Senior Secured Debt.
2009 Unsecured Term Loan Subordination Agreement (2009 Senior Secured Debt). Subordination and Intercreditor Agreement dated as of July 7, 2009 by and among Credit Suisse, Cayman Islands Branch, as subordinated agent, Cocina and KKR Financial CLO 2005-2, Ltd., as subordinated creditors, Holding (as defined therein), Opco (as defined therein), the Listed Obligors (as defined therein) party thereto and the trustee for the holders of the 2009 Senior Secured Debt.
2009 Parent Debt. Unsecured Indebtedness of the Parent in an aggregate principal amount not to exceed $25,000,000 (plus any increase in such $25,000,000 amount solely due to the capitalization of interest on such Indebtedness by adding such interest to the principal amount thereof) and evidenced by the 2009 Parent Debt Documents and any Permitted Subordinated Refinancings (as defined in the 2009 Intercreditor Agreement (Parent Debt) thereof.
2009 Parent Debt Documents. The credit agreement, dated as of the date on which the 2009 Indenture Effective Time occurs, among Parent, the administrative agent and the lenders referred to therein pursuant to which up to $25,000,000 aggregate principal amount of 2009 Parent Debt has been issued to the Parent and each of the notes and other documents delivered pursuant thereto, in each case, as amended in accordance with this Credit Agreement and in effect from time to time.
2009 Senior Secured Debt. Indebtedness of the Borrowers issued on the date the 2009 Indenture Effective Time occurs in an aggregate original principal amount not to exceed $130,000,000 evidenced by senior secured notes due 2013 issued pursuant to the 2009 Senior Secured Debt Documents and that is expressly subject to the provisions of the 2009 Intercreditor Agreement (2009 Senior Secured Debt).

2009 Senior Secured Debt Documents. (i) The Indenture, dated as of the date on which 2009 Indenture Effective Time occurs, among Real Mex, the guarantors thereunder, and the trustee and collateral agent thereunder (the “2009 Indenture”), pursuant to which up to $130,000,000 original principal amount of 2009 Senior Secured Debt has been issued by Real Mex, as amended (to the extent permitted by §10.13), and each of the notes, security documents, guaranties and other documents delivered pursuant thereto, and (ii) the 2009 Intercreditor Agreement (2009 Senior Secured Debt).
(e) §2.1 of the Credit Agreement is amended by replacing the phrase
“at any one time equal to such Lender’s Revolving Credit Commitment, minus such Lender’s Revolving Credit Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations”
appearing therein with the phrase
“at any one time equal to such Lender’s Revolving Credit Commitment Percentage of the Total Revolving Credit Commitment, minus such Lender’s Revolving Credit Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations”.
(f) §5.1.6 of the Credit Agreement is amended by replacing the phrase “At any time during the term of this Credit Agreement,” appearing therein with the phrase “At any time following the occurrence and during the continuance a Default or an Event of Default,”
(g) §5.6 of the Credit Agreement is amended by replacing the phrase “multiplied by a per annum rate equal to 2.75%” appearing therein with the phrase “multiplied by a per annum rate equal to 4.50%”.
(h) Each of §8.1.2, §8.2, §8.7, §8.25 and §16.4 of the Credit Agreement is amended by replacing the phrase “the Senior Secured Debt Documents” each time such phrase appears therein with the phrase “the Senior Secured Debt Documents, the 2009 Senior Secured Debt Documents,”.
(i) §8.5(b) of the Credit Agreement is amended by replacing the phrase “Since December 31, 2007” appearing therein with the phrase “Since December 31, 2008”.
(j) §8.19 of the Credit Agreement is amended by adding thereto new clause (f) and new clause (g), which shall read in their entirety as follows:
“(f) As of the 2009 Indenture Effective Time, the 2009 Senior Secured Debt Documents constitute the complete understanding among the parties thereto in respect of the matters and transactions covered thereby. As of the 2009 Indenture Effective Time, the representations and warranties of the Borrowers and the Parent contained in the 2009 Senior Secured Debt Documents were true and correct in all material respects when made or deemed to be made except as would not have a Materially Adverse Effect and the Agent and the Lenders may rely on such representations and warranties as if they were incorporated herein on the 2009 Indenture Effective Time; provided, that nothing contained herein shall prejudice in any way any rights of the Borrowers or the Parent under or in respect of the 2009 Senior Secured Debt Documents, all of which are expressly hereby reserved.”

“(g) As of the 2009 Indenture Effective Time, the 2009 Parent Debt Documents constitute the complete understanding among the parties thereto in respect of the matters and transactions covered thereby. As of the 2009 Indenture Effective Time, the representations and warranties of the Parent contained in the 2009 Parent Debt Documents were true and correct in all material respects when made or deemed to be made except as would not have a Materially Adverse Effect and the Agent and the Lenders may rely on such representations and warranties as if they were incorporated herein on the 2009 Indenture Effective Time; provided, that nothing contained herein shall prejudice in any way any rights of the Parent under or in respect of the 2009 Parent Debt Documents, all of which are expressly hereby reserved.”
(k) §9.4(i) of the Credit Agreement is amended and restated to read in its entirety as follows:
(i) (A) all notices and other information sent to any holder of any obligations under Unsecured Term Loan Documents in its capacity as such, (B) all notices and other information sent to any holder of any obligations under the Senior Secured Debt Documents in its capacity as such, (C) all notices and other information sent to any holder of any obligations under the 2009 Senior Secured Debt Documents in its capacity as such, (D) all notices and other information sent to any party to the 2009 Unsecured Term Loan Subordination Agreement (Senior Secured Debt) and (E) all notices and other information sent to any party to the 2009 Unsecured Term Loan Subordination Agreement (2009 Senior Secured Debt);”
(l) §9.4(e) of the Credit Agreement is amended and restated to read in its entirety as follows:
“(e) simultaneously with the delivery of the financial statements referred to in subsections (a), (b) and (c) above, a statement certified by the principal financial or accounting officer of the Borrowers (and in the case of delivery of the financial statements referred to in subsection (a) above, the accountants of the Borrowers), in substantially the form of Exhibit C hereto (a “Compliance Certificate”) and setting forth in reasonable detail computations evidencing compliance with the covenants contained in §11 and §13.5 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;”

(m) §9 of the Credit Agreement is amended by adding new §9.19 and new §9.19 thereto which shall read in their entirety as follows:
“9.19 Senior Secured Debt Redemption. On or prior to the 40th day after the Amendment No. 4 Date, the Borrowers will deliver evidence reasonably satisfactory to the Agent that all money deposited with the Trustee pursuant to Section 12.01(1)(b) of the 2004 Indenture have been sent by the applicable trustee to the holders of the Senior Secured Debt for application to the payment of all Notes issued thereunder.
“9.20 Excess Cash Flow Deposits. Within ninety (90) days of the end of each four (4) fiscal quarter period ending on or near December 31, beginning with the first such period ending in the year 2009, Borrowers will deposit an amount equal to 75% of Excess Cash Flow of the Borrowers and their Subsidiaries (as calculated in a written calculation (in the form satisfactory to the Agent) of Excess Cash Flow of the Borrowers and their Subsidiaries for such four (4) fiscal quarter period delivered to the Agent and certified as correct on behalf of the Borrowers by an authorized officer of each of the Borrowers) into the Excess Cash Flow Account to be retained in such account until such time as receipt by Agent of a written request from an authorized officer of one of the Borrowers requesting that such funds be released to repay or cash collateralize Obligations or such funds be applied towards the redemption of the 2009 Senior Secured Notes, which request to redeem the 2009 Senior Secured Notes may be rejected by the Agent, in its sole discretion. Notwithstanding the foregoing, the Borrowers will not be required to make a deposit pursuant to this §9.20 for the relevant period if the amount required to be deposited pursuant to this §9.20 for such period does not exceed $1,000,000; provided that any amount not so deposited, if positive, shall be added to the Excess Cash Flow amount for the next measurement period. In the event the amounts in the Excess Cash Flow Account are to be applied to Obligations at a time when no Event of Default has occurred and is continuing, such amounts shall be applied first to cash collateralize obligations (in a manner and pursuant to documentation acceptable to the Agent) in respect of undrawn letters of credit to the extent of 105% of the face amount thereof, and second to repay any Revolving Loans or other Obligations. Each repayment of Obligations or cash collateralization in respect of undrawn letters of credit from amounts in the Excess Cash Flow Account shall reduce the applicable Revolving Credit Commitments, ratably in respect of each Lender, in the amount of the principal amount of the Revolving Loans repaid or the face amount of the letter of credit obligations cash collateralized. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents including §10.3 hereof, amounts in the Excess Cash Flow Account may be invested only in readily accessible, unrestricted money market funds that are solely invested in Government Securities.”

(n) §10.1(g) of the Credit Agreement is amended and restated to read in its entirety as follows:
“(g) (i) at all times prior to the 2009 Indenture Effective Time, Indebtedness in an original principal amount not in excess of $105,000,000 evidenced by the Senior Secured Debt Documents or (ii) from and after the 2009 Indenture Effective Time, Indebtedness issued on the date that the 2009 Effective Time occurs in an original principal amount not in excess of $130,000,000 evidenced by the 2009 Senior Secured Debt Documents;”
(o) §10.1(j) of the Credit Agreement is amended and restated to read in its entirety as follows:
“(j) other Indebtedness in an aggregate principal amount at any time outstanding not to exceed $3,000,000; provided that no Event of Default shall exist (i) prior to the incurrence of such Indebtedness or (ii) as a result of the incurrence of such Indebtedness;”
(p) §10.1(k) of the Credit Agreement is amended and restated to read in its entirety as follows:
“(k) Indebtedness in an original principal amount not in excess of (i) at all times prior to the 2009 Indenture Effective Time, $65,000,000 or (ii) from and after the 2009 Indenture Effective Time, $25,000,000 (plus any increase in such $25,000,000 amount solely due to the capitalization of interest on such Indebtedness by adding such interest to the principal amount thereof), and evidenced by the Unsecured Term Loan Documents, and any Permitted Subordinated Refinancing (as defined in the Intercreditor Agreement (Unsecured Term Loan)) thereof; and”
(q) §10.1 of the Credit Agreement is amended by adding new clause (l) thereto, which shall read in its entirety as follows:
“(l) Indebtedness representing installment insurance premiums of any Borrower or any of its Subsidiaries owing to insurance companies in the ordinary course of business.”
(r) §10.2 of the Credit Agreement is amended by replacing the phrase:
“(2) the restrictions under the Senior Debt Documents as in effect on the Closing Date and as amended to the extent permitted by §10.13, and (3) customary anti-assignment provisions in leases and licensing agreements entered into by such Borrower or such Subsidiary in the ordinary course of its business,”

appearing therein with the phrase:
“(2) at all time prior to the 2009 Indenture Effective Time, the restrictions under the Senior Debt Documents as in effect on the Closing Date and as amended to the extent permitted by §10.13, (3) at all times from and after the 2009 Indenture Effective Time, restrictions under the 2009 Senior Secured Debt Documents as in effect on the 2009 Indenture Effective Time and as amended to the extent permitted by §10.13, (4) restrictions under the Unsecured Term Loan Documents and as amended to the extent permitted by §10.15, and (5) customary anti-assignment provisions in leases and licensing agreements entered into by such Borrower or such Subsidiary in the ordinary course of its business,”
(s) §10.2(k) of the Credit Agreement is amended and restated to read in its entirety as follows:
“(k) (i) at all times prior to the 2009 Indenture Effective Time, liens created under, or evidenced or governed by, the Senior Secured Debt Documents securing Indebtedness permitted by §10.1(g)(i) and other Note Obligations (as defined in the Senior Secured Debt Documents, as in effect on the Closing Date), so long as such liens are subject to, and subordinated to the liens of the Agent pursuant to, all of the terms of the Intercreditor Agreement, or (ii) from and after the 2009 Indenture Effective Time, liens created under, or evidenced or governed by, the 2009 Senior Secured Debt Documents securing Indebtedness permitted by §10.1(g)(ii) as in effect on the 2009 Indenture Effective Time), so long as such liens are subject to, and subordinated to the liens of the Agent pursuant to, all of the terms of the 2009 Intercreditor Agreement (2009 Senior Secured Debt); and”
(t) §10.2 of the Credit Agreement is further amended by deleting the word “and” at the end of clause (j) thereof and by adding new clause (l) thereto which shall read in its entirety as follows:
“(l) liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto.”
(u) §10.4(b) of the Credit Agreement is amended and restated to read in its entirety as follows:
“(b) (A) at all times prior to the 2009 Indenture Effective Time, (i) payment in respect of or purchase of the Senior Secured Debt funded solely with the proceeds of the substantially contemporaneous sale or issuance of common Equity Interest in Parent to Permitted Holders or their Control Investment Affiliates and (ii) cash payment obligations with respect to interest and costs and expenses on the Senior Secured Debt to the extent required by the Senior Secured Debt Documents, (B) from and after the 2009 Indenture Effective Time, (i) payment in respect of or purchase (including by way of defeasance or satisfaction or discharge) of the 2009 Senior Secured Debt funded solely with the proceeds of the substantially contemporaneous sale or issuance of common Equity Interest in Parent to Permitted Holders or their Control Investment Affiliates, (ii) cash payment obligations with respect to interest and costs and expenses on the 2009 Senior Secured Debt to the extent required by the 2009 Senior Secured Debt Documents, and (iii) purchase of the 2009 Senior Secured Debt permitted to be made by the Agent in the Agent’s sole discretion in accordance with §9.20 or (C) payment in full on or about the 2009 Indenture Effective Time of the Senior Secured Debt contemplated by the definition of the term “2009 Indenture Effective Time”;”

(v) §10.4(d) of the Credit Agreement is amended and restated to read in its entirety as follows:
“(d) Distributions made by one or more Borrowers to the Parent solely to the extent all of the proceeds of such Distributions are promptly, upon the Parent’s receipt thereof, used by the Parent to make payments of fees and expenses permitted by clauses (a), (b), (c) or (e) of the proviso to §10.10 (and to the extent that the Parent makes such payments in the form of a Distribution, such Distributions by the Parent);”
(w) §10.4(e) of the Credit Agreement is amended by replacing the phrase:
“cash payment obligations with respect to interest and costs and expenses on the Unsecured Term Loan to the extent required by the Unsecured Term Loan Documents and, so long as”
appearing therein with the phrase:
“(A) reduction in the principal amount of the Unsecured Term Loan in an amount equal to $25,000,000 as a result of the assumption of the Unsecured Term Loan pursuant to and in accordance with the Assignment and Assumption Agreement contemplated by the definition of the term “2009 Indenture Effective Time”, (B) reduction in the principal amount of the Unsecured Term Loan in an amount equal to $15,000,000 as a result of the exchange of such principal amount for the principal of the 2009 Senior Secured Debt in an amount equal to $4,583,000 pursuant to and in accordance with the Exchange Agreement contemplated by the definition of the term “2009 Indenture Effective Time”, (C) cash payment obligations with respect to interest and costs and expenses on the Unsecured Term Loan to the extent required by the Unsecured Term Loan Documents; provided, however, that to the extent any payment of interest on the Unsecured Term Loan is permitted or required to be made in-kind pursuant to the terms of the Unsecured Term Loan Documents, such payment shall be paid in-kind and not in cash, and (D) so long as”.

(x) §10.10 of the Credit Agreement is amended by amending and restating the proviso thereto to read in its entirety as follows:
“provided that for so long as no Default or Event of Default is continuing the foregoing restriction shall not apply to (a) payments by the Borrowers and/or the Parent of reasonable expenses (other than fees and expenses of outside counsel) of Cocina, SCSF Cantinas, KKR and Canpartners or their Control Investment Affiliates, in each case incurred by such Person in its capacity as an owner of the Equity Interests in the Parent (including, without limitation, reasonable travel expenses and outside director fees) in an aggregate amount not to exceed $150,000 in any fiscal year for all such Persons, (b) payments by one or more Borrowers to Parent to permit Parent to pay franchise taxes, directors fees and reasonable accounting, legal and administrative expenses of Parent (other than legal fees and expenses and fees and expenses of auditors and accountants incurred in connection with any litigation relating to or defaults under this Credit Agreement) when due, in an aggregate amount not to exceed $500,000 in any fiscal year, (c) for so long as Real Mex is a member of a group filing a consolidated or combined tax return with Parent or any direct or indirect parent of Parent, payments by Real Mex to Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to Real Mex and its Subsidiaries (“Tax Payments”); provided, however, that (A) the Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that Real Mex would owe if Real Mex were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Real Mex and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that Parent actually owes to the appropriate taxing authority and (B) any Tax Payments received from Real Mex shall be paid over to the appropriate taxing authority within 30 days of Parent’s receipt of such Tax Payments or refunded to Real Mex, (d) payments of fees, costs and expenses made by Real Mex pursuant to the terms of the Exchange Fee Agreement, as the same is in effect on the Amendment No. 3 Effective Date, in an aggregate amount not to exceed $1,200,000, (e) payments made by one or more Borrowers to Parent to permit Parent to pay reasonable out of pocket expenses associated with Transactions which are incurred and paid by the Parent on or before August 31, 2009 as long as the aggregate amount of such expenses, together with all fees and expenses incurred by the Borrowers in connection with the Transactions, does not exceed $8,500,000, (f) the issuance of any common Equity Interests in the Parent to Capstone pursuant to the Capstone Engagement Letter or any related documents entered into in connection therewith, and (g) Investments permitted under §10.3(k);”

(y) §10.13 of the Credit Agreement is amended and restated to read in its entirety as follows:
(z) “10.13 Senior Secured Debt Documents, 2009 Senior Secured Debt Documents and Related Documents. None of the Borrowers will, and none will permit any of its Subsidiaries to, materially amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of any of the Senior Secured Debt Documents, the 2009 Senior Secured Debt Documents, the 2009 Unsecured Term Loan Subordination Agreement (Senior Secured Debt), or the 2009 Unsecured Term Loan Subordination Agreement (2009 Senior Secured Debt) without the prior written consent of the Agent.”
(aa) §10.14 of the Credit Agreement is amended and restated to read in its entirety as follows:
“10.14 Intentionally Omitted.”
(bb) §11.1 of the Credit Agreement is amended and restated to read in its entirety as follows:
11.1 Leverage Ratio. The Borrowers will not permit the Leverage Ratio, determined at the end of and for any period of four consecutive fiscal quarters of the Borrowers ending during any period, or ending on the last day of the fiscal quarter which ends nearest to the calendar quarter end date, described in the table below, to be greater than the ratio set forth opposite such period in such table:

Period
(inclusive of end dates)	Ratio

January 1, 2006 – December 31, 2007	3.85 to 1.00
January 1, 2008 – March 31, 2008	4.00 to 1.00
April 1, 2008 – June 30, 2008	4.00 to 1.00
July 1, 2008 – September 30, 2008	4.00 to 1.00
October 1, 2008 – March 31, 2009	5.25 to 1.00
April 1, 2009 and thereafter	6.00 to 1.00
(cc) §11.2 of the Credit Agreement is amended and restated to read in its entirety as follows:
11.2 Adjusted Leverage Ratio. The Borrowers will not permit the Adjusted Leverage Ratio, determined at the end of and for any period of four consecutive fiscal quarters of the Borrowers ending during any period, or ending on the last day of the fiscal quarter which ends nearest to the calendar quarter end date, described in the table below, to be greater than the ratio set forth opposite such period in such table:

Period
(inclusive of end dates)	Ratio

January 1, 2006 – December 31, 2007	5.95 to 1.00
January 1, 2008 – March 31, 2008	6.25 to 1.00
April 1, 2008 – June 30, 2008	6.15 to 1.00
July 1, 2008 – September 30, 2008	6.15 to 1.00
October 1, 2008 – March 31, 2009	6.85 to 1.00
April 1, 2009 and thereafter	7.25 to 1.00

(dd) §11.3 of the Credit Agreement is amended and restated to read in its entirety as follows:
“11.3 Minimum Interest Coverage Ratio. The Borrowers will not permit the Interest Coverage Ratio, determined for any Measurement Period ending on the last day of each fiscal quarter, to be less than 1.10 to 1.00.”
(ee) §11.4(A) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(A) The Borrowers will not make, and will not permit any of their Subsidiaries to make, any Capital Expenditures in excess of the lesser of:
(I) the maximum amount permitted by Section 4.21 of the 2009 Indenture, and
(II) (other than Capital Expenditures funded solely with the proceeds of a sale or issuance of common Equity Interests in Parent to Permitted Holders or their Control Investment Affiliates received by Parent no earlier than the 60th day prior to the date that the applicable Capital Expenditure is made and no later than the date that the applicable Capital Expenditure is made) $20,000,000 in any fiscal year (each a “Capital Expenditure Limitation”); provided, however, in the event the Borrowers and their Subsidiaries do not expend the entire Capital Expenditure Limitation in any fiscal year, the Borrowers and their Subsidiaries may carry forward to the immediately succeeding fiscal year the unutilized portion not to exceed $5,000,000 (it being understood and agreed that all Capital Expenditures shall first be applied to reduce the applicable Capital Expenditure Limitation and then to reduce the carry-forward from the previous fiscal year, if any); provided, further, however, that if Consolidated EBITDA for any fiscal year (each a “Test Year”) is equal to or greater than $45,000,000, the Borrowers and their Subsidiaries shall be permitted to make Capital Expenditures during the fiscal year following such Test Year in an aggregate amount not to exceed 50% of Consolidated EBITDA for such Test Year (plus Capital Expenditures funded solely with the proceeds of a sale or issuance of common Equity Interests in Parent to Permitted Holders or their Control Investment Affiliates received by Parent no earlier than the 60th day prior to the date that the applicable Capital Expenditure is made and no later than the date that the applicable Capital Expenditure is made)”.

(ff) §11.5 of the Credit Agreement is amended and restated to read in its entirety as follows:
“11.5 Minimum Consolidated Cash Flow. The Borrowers will not permit the Consolidated Cash Flow, determined for any Measurement Period ending on the last day of any fiscal quarter (commencing with the fiscal quarter ending on or about June 30, 2009), to be less than $32,000,000.”
(gg) §13.5 of the Credit Agreement is amended and restated to read in its entirety as follows:
“13.5 Monthly Debt to EBITDA Ratio Compliance. The ratio of (a) Consolidated Funded Indebtedness as of the close of business on the last day of the then most recently completed full fiscal month (such day being a “Compliance Date”) to (b) Consolidated EBITDA for the period of the most recent four (4) consecutive fiscal quarters ending on or prior to the relevant Compliance Date for which financial statements have been delivered pursuant to §9.4(b), does not exceed 6.00 to 1.00. For the purpose of determining compliance with the above monthly Debt to EBITDA ratio covenant for the measurement period ending on or about July 31, 2009, the term “Consolidated Funded Indebtedness” shall not include Senior Secured Debt.”
§14.1(c) of the Credit Agreement is amended by replacing the phrase “§§ 9.5, 9.7.1, 9.9,” appearing therein with the phrase “§§ 9.5, 9.7.1, 9.9, 9.19, 9.20”.
(hh) §14.1(j) of the Credit Agreement is amended and restated to read in its entirety as follows:
“(j) (A) the holders of all or any part of the Senior Secured Debt shall accelerate the maturity of all or any part of the Senior Secured Debt, or the Senior Secured Debt or any Equity Interest in the Parent or any Subsidiary of the Parent shall be prepaid, redeemed or repurchased in whole or in part, or any event of default shall occur with respect to the Senior Secured Debt (other than redemption of the Senior Secured Debt contemplated by the definition of the term “2009 Indenture Effective Time”) or (B) the holders of all or any part of the 2009 Senior Secured Debt shall accelerate the maturity of all or any part of the 2009 Senior Secured Debt, or the 2009 Senior Secured Debt or any Equity Interest in the Parent or any Subsidiary of the Parent shall be prepaid, redeemed or repurchased in whole or in part (other than to the extent such prepayment, redemption or repurchase is permitted by §10.4(b)(B) or §10.4(c)), or any event of default shall occur with respect to the 2009 Senior Secured Debt;”
(ii) §14.1(k) of the Credit Agreement is amended by replacing the phrase “any holder of all or any part of the Senior Secured Debt” appearing therein with the phrase “any holder of all or any part of the Senior Secured Debt, any holder of all or any part of the 2009 Senior Secured Debt”.

(jj) §14.1(s) of the Credit Agreement is amended and restated to read in its entirety as follows:
“(s)(i) any default or event of default shall occur under the 2009 Parent Debt Documents, (ii) the Parent shall incur any Indebtedness other than the Permitted Parent Debt and its guaranty of the 2009 Senior Secured Debt to the extent such guaranty is subject to the 2009 Intercreditor Agreement (2009 Senior Secured Debt), or (iii) the Parent, any Borrower or any of their Subsidiaries shall (A) materially amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of any of the Permitted Parent Debt or (B) refinance, refund, extend, renew or replace any of the Permitted Parent Debt, in each case, without the prior written consent of the Agent, if the effect of such amendment, supplement or other modification or waiver or such refinancing, refunding, extension, renewal or replacement is to (u) increase the interest rate payable on the relevant Indebtedness thereunder, (v) increase the cash portion of any interest required to be paid thereon, (w) change (to earlier dates) any dates upon which payments of principal or interest are due thereon, (x) increase the obligations of the obligor or obligors thereunder, (y) increase the principal amount of such Indebtedness in excess of the amounts set forth in the definitions of the term “2009 Parent Debt” plus the amount of any accrued and unpaid interest thereon, or (z) confer any additional rights on the holders of the relevant Indebtedness thereunder which would be adverse to the Borrowers or any of the their Subsidiaries, the Agent or the Lenders;”
(kk) §14.1(t) of the Credit Agreement is amended and restated to read in its entirety as follows:
“(t) the Parent shall engage is any business activities or has any other assets other than (i) its ownership of 100% of the capital stock and economic interest of Real Mex, (ii) performing its obligations and activities incidental thereto under the Loan Documents and under the terms and conditions of the Permitted Parent Debt, (iii) making or receiving Restricted Payments to the extent permitted by this Credit Agreement and (iv) its secured guaranty of the 2009 Senior Secured Debt to the extent the liens securing such guaranty are subordinated to the liens of the Agent pursuant to the 2009 Intercreditor Agreement (2009 Senior Secured Debt);”
(ll) §14.1(v) of the Credit Agreement is amended by replacing the phrase “other than liens in favor of the Agent for the benefit of the Lenders and the Agent under the Loan Documents” appearing therein with the phrase “other than liens in favor of the Agent for the benefit of the Lenders and the Agent under the Loan Documents and, subject to the 2009 Intercreditor Agreement (2009 Senior Secured Debt), liens granted by Parent to secure its guaranty of the 2009 Senior Secured Debt”.
(mm) Exhibit C to the Credit Agreement is amended and restated to read in its entirety as Exhibit C attached hereto.

4. Conditions. This Agreement shall be effective on the first day on which each of the following conditions precedent have been satisfied; provided, however, that if the 2009 Indenture Effective Time (as such term is defined in Section 3(d) of this Agreement above) does not occur on or prior to July 31, 2009, the amendments set forth in Section 3 of this Agreement shall become null and void and of no further force or effect at 11:59 p.m. (Chicago time) on July 31, 2009:
(a) The Agent shall have received a counterpart signature of the Borrowers and the Lenders to this Agreement;
(b) The Borrowers shall have paid, in immediately available funds, to the Agent for the account of the Lenders (i) a fully earned and non-refundable consent fee in an amount equal to $600,000 and (ii) a fully earned and non-refundable modification fee in an amount equal to $600,000;
(c) The Borrowers shall deliver all other documents listed on, take all actions set forth on and satisfy all other conditions precedent listed in the Closing Checklist attached hereto as Annex A, all in form and substance, or in a manner, reasonably satisfactory to the Agent; and
(d) The Borrowers shall have paid to the Lenders or the Agent, all fees that are due and payable on or before the date hereof and shall have reimbursed the Agent for, or paid directly, all fees, costs and expenses incurred by the Agent’s counsel in connection with the closing of the transactions contemplated hereby.
5. Representations and Warranties. The Borrowers represent and warrant to the Lenders and the Agent as follows:
(a) The execution, delivery and performance of this Agreement (i) is within the corporate authority of such Person, (ii) has been duly authorized by all necessary corporate proceedings, (iii) does not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers or any of their Subsidiaries and (iv) does not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, any of the Borrowers or any of their Subsidiaries.
(b) The execution and delivery of this Agreement will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
(c) The execution, delivery and performance by each of the Borrowers and their Subsidiaries of this Agreement, does not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

(d) Immediately prior to the execution of this Agreement, none of the Parent or any of its Subsidiaries are in breach of or default under any of the following agreements (or which breach or default has been, or is contemporaneously herewith being, cured or waived):
(i) any Unsecured Term Loan Document;
(ii) any Senior Secured Debt Document; or
(iii) any other agreement unless, in each case, the breach or default thereunder could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(e) Each of the representations and warranties of any of the Borrowers and their Subsidiaries contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time and after giving effect to this Agreement, the Unsecured Credit Agreement Amendment, the Intercreditor Agreement (Unsecured Term Loan) Amendment and the performance of each of the transactions contemplated thereby, including the Exchange, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and, after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing.

6. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.
7. Continuing Effect of the Credit Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agents or the Borrowers under the Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the effectiveness of this Agreement, any reference to the Credit Agreement shall mean the Credit Agreement as amended and modified hereby.
8. Applicable Law. THIS AGREEMENT IS A CONTRACT UNDER THE LAWS OF THE STATE OF ILLINOIS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF ILLINOIS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).
9. Headings. Headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
10. Loan Document. This Agreement shall constitute a Loan Document.
11. Reaffirmation. Each of the Borrowers hereby confirms its respective guarantees, pledges, grants of security interests and mortgages and other obligations, as applicable, under and subject to the terms of each of the other Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Agreement, such guarantees, pledges, grants of security interests and mortgages and other obligations, and the terms of each of the other Loan Documents to which it is a party, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect after giving effect to this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to Second Amended and Restated Revolving Credit Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

REAL MEX RESTAURANTS, INC.
ACAPULCO RESTAURANTS, INC.
EL TORITO FRANCHISING COMPANY
EL TORITO RESTAURANTS, INC.
TARV, INC.
ACAPULCO RESTAURANT OF VENTURA, INC.
ACAPULCO RESTAURANT OF WESTWOOD, INC.
ACAPULCO MARK CORP.
MURRAY PACIFIC
ALA DESIGN, INC.
REAL MEX FOODS, INC.
ACAPULCO RESTAURANT OF DOWNEY, INC.
ACAPULCO RESTAURANT OF MORENO VALLEY, INC.
EL PASO CANTINA, INC.
CKR ACQUISITION CORP.
CHEVYS RESTAURANTS, LLC

By:
Name:
Title:
Signature Page to
Amendment No. 4 to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to Second Amended and Restated Revolving Credit Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and sole Lender
By:
Name:
Title:
Signature Page to
Amendment No. 4 to Credit Agreement

ACKNOWLEDGMENT, CONSENT AND REAFFIRMATION
Parent hereby acknowledges the receipt of the above Amendment No. 4 to Second Amended and Restated Revolving Credit Agreement and consents to the terms and provision thereof, and hereby (i) confirms and reaffirms all of its guarantees, pledges, grants of security interests and other obligations and undertakings under the Parent Guaranty, the applicable Stock Pledge Agreement and each of the other Loan Documents to which it is a party and (ii) acknowledges and agrees that subsequent to, and after taking account of the provisions of the above Amendment No. 4 to Second Amended and Restated Revolving Credit Agreement, such guarantees, pledges, grants of security interests and other obligations and undertakings and the terms of each such Loan Documents are not impaired or affected in any manner whatsoever and shall continue to be in full force in accordance with the terms thereof.
Parent hereby represents and warrants that (a) it has full capacity and right to make and perform this Acknowledgment, Consent and Reaffirmation, and all necessary authority has been obtained; (b) this Acknowledgment, Consent and Reaffirmation constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally; (c) the making and performance of this Acknowledgment, Consent and Reaffirmation does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Acknowledgment, Consent and Reaffirmation have been obtained or made and are in full force and effect.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Executed this                      day of                                         , 2009.

RM RESTAURANT HOLDING CORP.

By:

Name:

Title:

Signature Page to
Acknowledgment, Consent and Reaffirmation

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
                                                             ,
General Electric Capital Corporation, as Agent
8377 East Hartford Drive, Suite 200
Scottsdale, Arizona 85255
Ladies and Gentlemen:
Reference is made to the Second Amended and Restated Revolving Credit Agreement, amended and restated as of January 29, 2007 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among REAL MEX RESTAURANTS, INC. (formerly known as ACAPULCO ACQUISITION CORP.), a Delaware corporation (“Real Mex”), the other Borrowers referred to therein, GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), the other Lenders referred to therein, and GE Capital as agent for the Lenders (the “Agent”). Capitalized terms used herein without definition and which are defined in the Credit Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.
Pursuant to §9.4(e) of the Credit Agreement, each of the principal financial or accounting officers of the Borrowers hereby certifies to you as follows: (a) the information furnished in the calculations attached hereto was true and correct as of the last day of the fiscal [**year**] [**quarter**] ended                                          (the “Measurement Date”); (b) as of the date of this certificate, there exists no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or an Event of Default; and (c) the financial statements delivered herewith were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned officer has executed this Compliance Certificate as of the date first written above.

REAL MEX RESTAURANTS, INC.
ACAPULCO RESTAURANTS, INC.
EL TORITO FRANCHISING COMPANY
EL TORITO RESTAURANTS, INC.
TARV, INC.
ACAPULCO RESTAURANT OF VENTURA, INC.
ACAPULCO RESTAURANT OF WESTWOOD, INC.
ACAPULCO MARK CORP.
MURRAY PACIFIC
ALA DESIGN, INC.
REAL MEX FOODS, INC.
ACAPULCO RESTAURANT OF DOWNEY, INC.
ACAPULCO RESTAURANT OF MORENO VALLEY, INC.
EL PASO CANTINA, INC.
CKR ACQUISITION CORP.
CHEVYS RESTAURANTS, LLC

By:
Name:
Title:

COMPLIANCE CERTIFICATE WORKSHEET

1. Leverage Ratio — Section 11.1

(a) Consolidated Funded Indebtedness	$

(b) Consolidated EBITDA (from item 2(w))	$

(c) Leverage Ratio (item 1(a) divided by item 1(b))		:1.00

(d) Maximum Leverage Ratio (from §11.1)		6.00:1.00

2. Adjusted Leverage Ratio — Section 11.2

(a) Consolidated Funded Indebtedness (from item 1(a))	$

(b) Consolidated Rental Expense for the Measurement Period ended on or about the Measurement Date multiplied by 8	$

(c) Adjusted Debt (the sum of items 2(a) and 2(b))	$

(d) Consolidated Rental Expense	$

(e) Consolidated Net Income	$

(f) to the extent deducted in the calculation of Consolidated Net Income, income tax expenditures	$

(g) Consolidated Pre-Tax Income (the sum of items 2(e) and 2(f))	$

(h) to the extent not otherwise included in the calculation of Consolidated Pre-Tax Income, income of a Person in which any Borrower holds a minority equity interest to the extent such income is properly attributable to such minority interest held by such Borrower and such income has been distributed to such Borrower in cash
$

(i) Consolidated Total Interest Expense	$

(j) to the extent deducted in the calculation of Consolidated Pre-Tax Income, Consolidated Restaurant Pre-Opening Costs	$

(k) to the extent deducted in the calculation of Consolidated Pre-Tax Income, depreciation and amortization expenses	$

(l) to the extent deducted in the calculation of Consolidated Pre-Tax Income and without duplication, other non-cash charges (including non-cash extraordinary losses) of the Borrowers and their Subsidiaries for such period,
$

(m) to the extent deducted in the calculation of Consolidated Pre-Tax Income and without duplication, Transaction Costs in an aggregate amount not to exceed $8,000,000	$

(n) to the extent deducted in the calculation of Consolidated Pre-Tax Income and without duplication, payments to restricted stockholders of Real Mex pursuant to the Merger Agreement in an aggregate amount not to exceed $2,400,000
$

(o) to the extent deducted in the calculation of Consolidated Pre-Tax Income and without duplication, any fees and expenses paid pursuant to the Management Services Agreement	$

(p) to the extent deducted in the calculation of Consolidated Pre-Tax Income and without duplication, non-recurring expenses incurred in connection with certain class action lawsuits set forth on Schedule 8.7 to the Credit Agreement
$

(q) any claims alleged against the Borrowers and/or their Subsidiaries that are asserted which arise in whole or in part from the conduct or alleged conduct of business or any other action allegedly taken or omitted to be taken by the Borrowers or any of their Subsidiaries prior to the consummation of the Merger and that assert substantially the same or substantially similar legal theories as those relating to the litigation described above (collectively, the “Existing Litigation”) up to $8,500,000 in the aggregate
$

(r) to the extent deducted in the calculation of Consolidated Pre-Tax Income and without duplication, option payments pursuant to the Merger Agreement in an aggregate amount not to exceed $6,000,000	$

(s) to the extent deducted in the calculation of Consolidated Pre-Tax Income and without duplication, documented costs and expenses consisting of (i) restructuring costs and expenses incurred and paid by the Parent and/or Borrowers, (ii) severance payments paid to employees of the Borrowers and (iii) fees and expenses incurred and paid by the Parent and/or Borrowers in connection with the closing of the transactions contemplated by the limited waiver, consent and amendment no. 3 to this Agreement, the limited waiver, consent and amendment to Unsecured Term Loan Agreement and the New Equity Documents, each dated as of the Amendment No. 3 Effective Date, in each case incurred and paid on or before February 15, 2009, in an amount not to exceed $2,100,000 in the aggregate for all costs, expenses, payments and fees described in the above clauses (i), (ii) and (iii)
$

(t) to the extent deducted in the calculation of Consolidated Pre-Tax Income and without duplication, fees and expenses incurred and paid by the Parent and/or Borrowers in connection with the closing of the Transactions in each case incurred and paid by the Parent and/or Borrowers on or before August 31, 2009, in an amount not to exceed $8,500,000 in the aggregate for all such fees and expenses
$

(u) the sum of items 2(g), 2(h), 2(i), 2(j), 2(k), 2(1), 2(m), 2(n), 2(o), 2(p), 2(q), 2(r), 2(s) and 2(t)	$

(v) to the extent included in the calculation of Consolidated Pre-Tax Income, extraordinary non-recurring gains, including without limitation, gains from asset dispositions	$

(w) Consolidated EBITDA for the Measurement Period ended on or about the Measurement Date (item 2(t)) minus item 2(u)	$

(x) Consolidated EBITDAR for the Measurement Period ended on or about the Measurement Date (the sum of items 2(d) and 2(w))	$

(y) Adjusted Leverage Ratio (item 2(c) divided by item 2(x))		:1.00

(z) Maximum Adjusted Leverage Ratio (from § 11.2)		7.25:1.00

3. Minimum Interest Coverage Ratio — Section 11.3

(a) Consolidated EBITDA (from item 2(w))	$

(b) Consolidated Total Interest Expense for the Measurement Period ended on or about the Measurement Date	$

(c) Interest Coverage Ratio (item 3(a) divided by item 3(b))		:1.00

(d) Minimum Interest Coverage Ratio (from § 11.3)		1.10:1.00

4. Capital Expenditures — Section 11.4

(a) Total Capital Expenditures	$

(b) Capital Expenditures funded solely with the proceeds of a sale or issuance of common Equity Interests in Parent to Permitted Holders or their Control Investment Affiliates received by Parent no earlier than the 60th day prior to the date that the applicable Capital Expenditure is made and no later than the date that the applicable Capital Expenditure is made)
$

(c) Capital Expenditures (item (a) minus item (b))	$

(b) Consolidated EBITDA for the Test Year	$

(c) Maximum Capital Expenditures (from §11.4) if Revised Maximum Capital Expenditures does not apply		$20,000,000

(e) in the event the Borrowers and their Subsidiaries do not expend the entire Capital Expenditure Limitation in any fiscal year, the Borrowers and their Subsidiaries may carry forward to the immediately succeeding fiscal year the unutilized portion not to exceed $5,000,000 (it being understood and agreed that all Capital Expenditures shall first be applied to reduce the applicable Capital Expenditure Limitation and then to reduce the carry-forward from the previous fiscal year, if any)
$

(f) If item 4(b) is equal to or greater than $45,000,000, the Borrowers and their Subsidiaries shall be permitted to make Capital Expenditures during the fiscal year following such Test Year in an aggregate amount not to exceed 50% of Consolidated EBITDA for such Test Year (plus Capital Expenditures funded solely with the proceeds of a sale or issuance of common Equity Interests in Parent to Permitted Holders or their Control Investment Affiliates received by Parent no earlier than the 60th day prior to the date that the applicable Capital Expenditure is made and no later than the date that the applicable Capital Expenditure is made)
$

(g) Revised Maximum Capital Expenditures {item 4(e) plus item 4(f))	$

(h) The maximum amount permitted by Section 4.21 of the 2009 Indenture	$

(i) The lesser of item (h) and item (c) (or if Revised Maximum Capital Expenditures apply, item (g))	$

5. Minimum Consolidated Cash Flow — Section 11.5

(a) Consolidated Cash Flow	$

(b) Minimum Consolidated Cash Flow (§ 11.5)		$32,000,000

6. Monthly Debt to EBITDA ratio covenant — Section 13.5

(a) Compliance Date: ,

(b) Consolidated Funded Indebtedness as of the close of business on of the Compliance Date	$

(c) Consolidated EBITDA for the period of the most recent four (4) consecutive fiscal quarters ending on or prior to the Compliance Date	$

(d) Maximum monthly Debt to EBITDA Ratio (from §13.5)		6.00:1.00